UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This amendment is being filed solely to correct a typographical error made in the reported number of shareholder votes received in favor of the election of director T.E. Whiddon. The number of “For” votes was previously incorrectly reported as 45,230,668, but should have been reported as 75,230,668.

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on April 17, 2013. The following matters, as described more fully in the Company’s Proxy Statement, were approved by the shareholders at this meeting:

(1)	The following directors were elected:

		VOTES
	Term	For	Withheld	Broker Non- Votes
J.R. Haley	3 years	75,343,071	529,712	12,269,878
J.H. Mullin, III	3 years	75,206,971	665,812	12,269,878
P.R. Rollier	3 years	75,525,563	347,220	12,269,878
M.J. Sanders	3 years	75,366,063	506,720	12,269,878
T.E. Whiddon	3 years	75,230,668	642,115	12,269,878

(2)	Selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 was ratified. The shareholders voted 86,747,662 for and 1,329,594 against ratification, with 65,405 votes abstaining and no broker non-votes.

(3)	The advisory (non-binding) shareholder resolution on Executive Compensation was approved. The shareholders voted 73,304,063 for and 1,844,669 against the resolution, with 724,051 votes abstaining and 12,269,878 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 19, 2013	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

3